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                                                                  EXHIBIT 23(b)


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-2 of Analytical Surveys, Inc, of our reports dated November 3, 1995, relating to the consolidated balance sheets of Analytical Surveys, Inc. and subsidiary as of September 30, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for the years then ended and the related financial statement schedules, which reports appear in the September 30, 1995 annual report on Form 10-K Analytical Surveys, Inc., as amended and in the annual report to stockholders for the year ended September 30, 1995. We also consent to the reference to our firm under the heading "Experts" in such Registration Statements.

                                   ______________________________________
                                   KPMG Peat Marwick, LLP.


Denver, Colorado


_______________________, 1996